State of Delaware
Secretary of State
Division of Corporations
Delivered 02:31 PM 10/07/2022
FILED 02:31 PM 10/07/2022
SR 20223724491 - File Number 7075881

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

Investment.com Collection LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange St (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent as such address upon whom process against this limited liability company many be served is National Registered Agents Inc.

3. Series LLC. Notice is hereby given that, pursuant to Section 18-215(b) of the Delaware LLC Act, the Company has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

By ______________________
Authorized Person

Name Clemen Cunningham
Print of Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "INVESTMENT.COM COLLECTION LLC", FILED IN THIS OFFICE ON THE SEVENTH DAY OF OCTOBER, A.D. 2022, AT 2:31 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7075881 8100
SR# 20223724491

Authentication: 204590813
Date: 10-10-22

You may verify this certificate online at corp.delaware.gov/authver.shtml